N-CSR Item 12(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Insurance Series on behalf of: Federated International Equity Fund II, Federated Kaufmann Fund II, Federated Market Opportunity Fund II, Federated Quality Bond Fund II (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: June 22, 2010

/s/ John B. Fisher
John B. Fisher
Title: President, Principal Executive Officer

Dated: June 22, 2010

/s/ Richard A. Novak
Richard A. Novak
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.